SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) April 7, 2003
Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-61840 (Commission File Number)	13-3320910 (IRS Employer ID Number)
11 Madison Avenue, New York, N.Y.	10010
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(212) 325-2000
N/A
(Former name or former address, if changed since last report)

Table of Contents

Item 5.  Other Events.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated March 18, 2003, in connection with the issuance of CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-AR5, in order to file a revised copy of the Pooling and Servicing Agreement attached as an Exhibit thereto.  The Pooling and Servicing Agreement filed herewith supercedes in its entirety such Pooling and Servicing Agreement.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1	Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE CORP.
By: /s/John P. Graham
Name: John P. Graham
Title: Vice President

Dated:  April 7, 2003

EXHIBIT 4.1